Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of PLx Pharma, Inc. on Form S-3 and in the related Prospectus of our report dated March 23, 2018 relating to the consolidated financial statements as of December 31, 2017 and the year then ended. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

March 25, 2019